Exhibit 23.1

Consent of Independent Auditors

hopTo Inc.

Concord, New Hampshire

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177069, 333-156299, and 333-145284), Registration Statement on Form S-1 (No. 333-206861), Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (No. 333-190681), Pre-Effective Amendment to Post Effective Amendment No. 1 and Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-193666) of hopTo Inc. and subsidiaries of our report dated April 17, 2018, relating to the consolidated balance sheets of hopTo Inc. and subsidiaries as of December 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”), which appear in the December 31, 2017 Annual Report on Form 10-K of hopTo Inc.

/s/ Macias Gini & O’Connell LLP

Sacramento, California

April 17, 2018